Exhibit 99.1

Brookline Bancorp Announces 2012 First Quarter Results

Quarter Highlights

  1Q12 Operating EPS Increased 15% to $0.15, up from 4Q11 $0.13
  Acquisition of Bancorp Rhode Island Complete
  $4.9 Billion in Assets
  Consistent Operating Results
  Strong Organic Loan and Deposit Growth
  Solid Credit Quality

BROOKLINE, Mass.--(BUSINESS WIRE)--April 18, 2012--Brookline Bancorp, Inc. (NASDAQ: BRKL) today reported net income of $6.3 million, or $0.09 fully diluted earnings per share (EPS), for the quarter ended March 31, 2012. These results compare to the first quarter 2011 net income of $7.3 million, or $0.12 fully diluted EPS, and the net income for the fourth quarter 2011 of $7.1 million, or $0.12 fully diluted EPS. Net earnings from operations were $10.3 million, or $0.15 per fully diluted share, after adjustment for merger-related expenses of $4.0 million (after-tax) associated with the January 1, 2012 acquisition of Bancorp Rhode Island, Inc. (“Bancorp Rhode Island”).

“Brookline Bancorp again delivered solid operating results, through continued organic loan and deposit growth and strong credit fundamentals” reported Paul A. Perrault, President and CEO of Brookline Bancorp. “We have already begun to capitalize upon the Bank Rhode Island acquisition and, looking forward, we remain enthusiastic about the growth opportunities in our respective marketplaces and our capacity to deliver on an expanded suite of products and services.”

FIRST QUARTER OPERATING RESULTS

Brookline Bancorp posted net operating earnings of $10.3 million, or $0.15 per diluted share in the first quarter of 2012, after adjustment for merger-related expenses of $4.0 million after tax. Total revenues (net interest income and non-interest income) of $47.2 million increased 57.4 percent as compared to the last quarter of 2011, driven by 53.0 percent growth in net interest income and 141.1 percent growth in other fee income. These results reflect increases in average commercial real estate loans, commercial loans and consumer loans of $589.8 million, $299.2 million and $338.4 million, respectively, and average core deposits of $638.6 million over the fourth quarter of 2011. Net interest margin was 4.08 percent, up from the fourth quarter of 2011, as Brookline Bancorp began to benefit from the Bancorp Rhode Island acquisition and continued to improve low-cost deposit balances.

NET INTEREST INCOME

Net interest income for the first quarter 2012 increased to $43.6 million from $25.9 million in the first quarter 2011 and increased compared to $28.5 million in the fourth quarter 2011. Net interest margin for the first quarter 2012 was 4.08 percent, representing an improvement of 34 basis points from the first quarter 2011 and an increase of 30 basis points from the fourth quarter 2011. These increases in net interest income and margin are largely as a result of the Bancorp Rhode Island acquisition and the continued increase in lower-cost transaction accounts as a percentage of total deposits.

NON-INTEREST INCOME

Non-interest income was $3.6 million for the first quarter 2012, up $2.5 million from the first quarter 2011 and $2.1 million from the fourth quarter 2011. The growth was primarily driven by $2.3 million of non-interest income attributable to Bancorp Rhode Island.

NON-INTEREST EXPENSE

Non-interest expense was $32.6 million in the first quarter 2012, up $19.1 million compared to the first quarter 2011 and up $16.1 million from the fourth quarter 2011. The increase for both periods was primarily due to additional expense related to the acquisition of Bancorp Rhode Island. Included in this increase are $5.4 million of pre-tax merger-related expenses.

BALANCE SHEET

Total assets at March 31, 2012 grew to $4.9 billion with the acquisition of Bancorp Rhode Island, representing an increase of 59.5 percent from the first quarter of 2011 and 47.8 percent from December 31, 2011.

The loan and lease portfolio grew to $3.9 billion as of March 31, 2012. This represented increases of $1.4 billion, or 55.9 percent, from March 31, 2011 and $1.2 billion, or 44.6 percent, from December 31, 2011. Growth from March 31, 2011 was driven by organic growth of 10.0 percent, primarily from commercial real estate and commercial loan and lease organic growth of 15.6 percent and 13.2 percent, respectively, and the addition of $1.2 billion in loans and leases from the Bancorp Rhode Island acquisition. The increase in the loan and lease portfolio from December 31, 2011 was also driven by the addition of $1.2 billion of Bancorp Rhode Island loans and leases as well as organic growth in the commercial real estate loan and lease portfolios of 3.5 percent.

Total deposits were $3.5 billion at March 31, 2012, up 63.3 percent from March 31, 2011 and 53.6 percent from December 31, 2011. Growth from March 31, 2011 was driven by organic growth of 9.0 percent and the addition of $1.2 billion in deposits from the Bancorp Rhode Island acquisition. Transaction deposit (non-certificate of deposit) trends remained positive with growth of 87.2 percent from March 31, 2011 and a 65.7 percent increase from December 31, 2011. The transaction deposit growth from December 31, 2011 was driven by $877.9 million in transaction deposits acquired from Bancorp Rhode Island as well as organic growth among the demand checking and money market savings accounts. For the three months ended March 31, 2012, the average balance of transaction deposits rose to 63.0 percent of the average balance of total deposits compared to 54.9 percent at March 31, 2011 and 59.7 percent from December 31, 2011.

The carrying value of Federal Home Loan Bank (FHLB) advances for the first quarter 2012 were $698.7 million, up $306.3 million from the first quarter 2011 and $200.1 million from December 31, 2011, largely as a result of the Bancorp Rhode Island acquisition.

Brookline Bancorp recorded goodwill of $93.1 million, $28.4 million in loan discounts, core deposit intangibles of $19.4 million, deferred tax assets of $9.3 million, borrowing-related discounts of $16.3 million, and net discounts on various other assets and liabilities of $3.8 million in conjunction with its acquisition of Bancorp Rhode Island.

ASSET QUALITY

Non-performing assets at March 31, 2012 totaled $14.6 million or 0.30 percent of total assets. This represented an increase from $8.8 million, or 0.27 percent of total assets, at December 31, 2011.

Net charge-offs were $522,000, or 0.05 percent of average loans and leases, for the first quarter 2012 compared to net charge-offs for the first quarter 2011 of $706,000, or 0.12 percent of average loans and leases, and $267,000, or 0.04 percent of average loans and leases, in the fourth quarter 2011.

The provision for credit losses was $3.2 million for the first quarter 2012, compared to $1.1 million in the first quarter 2011 and $0.8 million in the fourth quarter 2011. The change in the provision for credit losses was primarily due to provisions on newly originated loans and leases at Bancorp Rhode Island.

The allowance for loan and lease losses was $34.4 million at March 31, 2012 compared to $31.7 million at December 31, 2011 and $30.0 million at March 31, 2011. The allowance for loan and lease losses as a percent of total loans and leases was 0.87 percent at March 31, 2012, compared to 1.17 percent at December 31, 2011 and 1.19 percent at March 31, 2011. The decrease in the allowance for loan and lease losses as a percentage of total loans and leases is due to the loans and leases acquired in the Bancorp Rhode Island acquisition being recorded at fair value on the date of acquisition.

DIVIDEND DECLARED

The Company’s Board of Directors approved a dividend of $0.085 per share. The dividend will be paid on May 25, 2012, to shareholders of record on May 11, 2012.

CONFERENCE CALL

The Company will conduct a conference call/webcast at 2:30pm eastern time on Thursday, April 19th, 2012 to discuss the results for the quarter, business highlights and outlook. Participants should dial-in to the call ten minutes prior to commencement. The call can be accessed by dialing 877-317-6789 (United States) or 412-317-6789 (internationally). A recorded playback of the call will be available for one week following the call at 877-344-7529 (United States) or 412-317-0088 (internationally). The passcode for playback is 10012838. The call will also be available live or in a recorded version on the Company’s website www.brooklinebank.com under “Investor Relations.”

ABOUT BROOKLINE BANCORP, INC.

Brookline Bancorp, Inc., a bank holding company with approximately $4.9 billion in assets and 43 branches throughout Massachusetts and Rhode Island, is headquartered in Brookline, Massachusetts and operates as the holding company for Brookline Bank, Bank Rhode Island, and The First National Bank of Ipswich. The Company provides commercial and retail banking services, and cash management and investment services to customers throughout Central New England. More information about Brookline Bancorp, Inc. and its banks can be found at the following websites: www.brooklinebank.com, www.bankri.com, and www.fnbi.com.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among others, the risks outlined in the Company’s Annual Report on Form 10-K, as updated by its Quarterly Reports on Form 10-Q and other filings submitted to the Securities and Exchange Commission. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

NON-GAAP FINANCIAL MEASURES

The Company uses certain non-GAAP financial measures, such as net earnings from operations, which excludes items such as merger-related expenses (after tax) from net income, tangible book value per common share and tangible stockholders’ equity to tangible assets. These non-GAAP financial measures provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial sector. A detailed reconciliation table of the Company's GAAP to the non-GAAP measures is attached.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Selected Financial Highlights (Unaudited)

	At or for the Three Months Ended March 31,
	2012	2011
	(In Thousands Except Per Share Data)

Financial Data:
Net interest income	$43,634	$25,940
Provision for credit losses	3,247	1,059
Non-interest income	3,595	1,126
Non-interest expense	32,592	13,449
Income before income taxes	11,390	12,558
Net income attributable to Brookline Bancorp, Inc.	6,349	7,267

Selected Statistical Data:
Net interest margin (1)	4.08%	3.74%
Interest rate spread (1)	3.88%	3.45%
Return on average assets	0.53%	1.02%
Return on average stockholders' equity	4.04%	5.85%

Common Share Data:
Basic earnings per share	$0.09	$0.12
Diluted earnings per share	0.09	0.12
Dividends paid per share	0.085	0.085
Book value per common share	8.51	8.42
Tangible book value per common share	6.16	7.54
Market value per common share at end of period	9.37	10.53

(1) Calculated on a fully-taxable equivalent basis.

	At or for the Three Months Ended
	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011	Mar 31, 2011
	(Dollars in Thousands)
Balance Sheet:
Total assets	$ 4,877,124	$ 3,299,013	$ 3,157,498	$ 3,114,582	$ 3,057,772
Loans and leases, gross	3,935,518	2,720,821	2,662,076	2,588,923	2,524,990
Deposits	3,459,333	2,252,331	2,179,605	2,159,133	2,118,259
Brookline Bancorp, Inc. stockholders’ equity	597,531	503,602	501,890	501,077	497,582

Asset Quality:
Non-performing assets	$ 14,648	$ 8,796	$ 10,486	$ 11,774	$ 10,787
Non-performing assets / total assets	0.30%	0.27%	0.33%	0.38%	0.35%
Allowance for loan and lease losses	$ 34,428	$ 31,703	$ 31,128	$ 30,847	$ 30,048
Allowance for loan and lease losses / total loans and leases	0.87%	1.17%	1.17%	1.19%	1.19%
Net loan charge-offs	$ 522	$ 267	$ 610	$ 371	$ 706
Net loan and lease charge-offs to average loans and leases (annualized)	0.05%	0.04%	0.09%	0.06%	0.12%

Capital Ratios:
Stockholders’ equity to total assets	12.25%	15.27%	15.90%	16.09%	16.27%
Tangible stockholders’ equity to tangible assets	9.18%	13.93%	14.49%	14.66%	14.81%

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)

	March 31,	December 31,	March 31,
	2012	2011	2011
	(In Thousands Except Share Data)
ASSETS
Cash and due from banks	$88,884	$56,513	$23,241
Short-term investments	44,382	49,783	73,165
Total cash and cash equivalents	133,266	106,296	96,406
Investment securities available for sale	461,998	217,431	319,108
Restricted equity securities	53,554	39,283	39,101
Total securities	515,552	256,714	358,209
Loans and leases
Commercial real estate:
Commercial real estate mortgage	1,172,051	748,736	665,333
Multi-family mortgage	596,285	481,459	445,540
Construction	77,487	40,798	27,288
Total commercial real estate	1,845,823	1,270,993	1,138,161
Commercial loans:
Commercial	360,095	150,895	138,844
Equipment financing	344,812	246,118	213,726
Condominium association	45,872	46,953	38,318
Total commercial loans	750,779	443,966	390,888
Indirect automobile	578,622	573,350	576,108
Consumer loans:
Residential mortgage	490,810	350,213	343,105
Home equity	262,591	76,527	70,931
Other consumer	6,893	5,772	5,797
Total consumer loans	760,294	432,512	419,833
Allowance for loan and lease losses	(34,428)	(31,703)	(30,048)
Net loans and leases	3,901,090	2,689,118	2,494,942
Premises and equipment, net	54,954	38,495	20,063
Deferred tax asset	24,647	12,681	13,552
Goodwill	138,914	45,799	46,854
Identified intangible assets	25,849	5,214	5,569
Other real estate owned and repossessed assets, net	2,647	1,266	1,264
Monies in escrow – Bancorp Rhode Island, Inc. acquisition	-	112,983	-
Other assets	80,205	30,447	20,913
Total assets	$4,877,124	$3,299,013	$3,057,772

LIABILITIES AND EQUITY
Deposits
Demand checking accounts	$529,945	$225,284	$171,547
NOW accounts	181,299	110,220	143,899
Savings accounts	511,736	164,744	163,642
Money market savings accounts	1,174,805	946,411	801,917
Certificate of deposit accounts	1,061,548	805,672	837,254
Total deposits	3,459,333	2,252,331	2,118,259
Overnight and short-term borrowings	47,602	8,349	2,861
Other borrowed funds	710,934	498,570	405,333
Mortgagors’ escrow accounts	7,156	6,513	6,393
Accrued expenses and other liabilities	50,883	26,248	24,556
Total liabilities	4,275,908	2,792,011	2,557,402

Equity:
Brookline Bancorp, Inc. stockholders’ equity:
Preferred stock, $0.01 par value; 50,000,000 shares authorized; none issued	-	-	-
Common stock, $0.01 par value; 200,000,000 shares authorized; 75,585,504 shares, 64,597,180 shares and 64,445,389 shares issued, respectively	754	644	644
Additional paid-in capital	618,140	525,171	524,671
Retained earnings, partially restricted	40,398	39,993	34,618
Accumulated other comprehensive income	2,348	1,963	2,007
Treasury stock, at cost, 5,373,733 shares	(62,107)	(62,107)	(62,107)
Unallocated common stock held by ESOP – 367,137 shares, 378,215 shares and 412,869 shares, respectively	(2,002)	(2,062)	(2,251)
Total Brookline Bancorp, Inc. stockholders’ equity	597,531	503,602	497,582
Noncontrolling interest in subsidiary	3,685	3,400	2,788
Total equity	601,216	507,002	500,370
Total liabilities and equity	$4,877,124	$3,299,013	$3,057,772

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Unaudited)

	Three Months Ended March 31,
	2012	2011
	(In Thousands Except Share Data)
Interest income:
Loans and leases	$49,643	$31,625
Debt securities	3,229	1,757
Short-term investments	27	24
Marketable and restricted equity securities	92	37
Total interest income	52,991	33,443

Interest expense:
Deposits (excluding brokered deposits)	5,517	4,895
Borrowed funds and subordinated debt	3,840	2,608
Total interest expense	9,357	7,503

Net interest income	43,634	25,940
Provision for credit losses	3,247	1,059
Net interest income after provision for credit losses	40,387	24,881

Non-interest income:
Fees, charges and other income	3,733	1,046
Loss from investments in affordable housing projects	(138)	-
Gain on sales of securities	-	80
Total non-interest income	3,595	1,126

Non-interest expense:
Compensation and employee benefits	14,688	6,811
Occupancy	2,676	1,374
Equipment and data processing	3,584	2,075
Professional services	6,453	789
FDIC insurance	630	434
Advertising and marketing	703	393
Amortization of identified intangible assets	1,344	296
Other	2,514	1,277
Total non-interest expense	32,592	13,449

Income before income taxes	11,390	12,558
Provision for income taxes	4,756	5,008
Net income	6,634	7,550

Less net income attributable to noncontrolling interest in subsidiary	285	283
Net income attributable to Brookline Bancorp, Inc.	$6,349	$7,267

Earnings per common share:
Basic	$0.09	$0.12
Diluted	0.09	0.12

Weighted average common shares outstanding during the period:
Basic	69,664,619	58,611,488
Diluted	69,665,873	58,618,309

Dividends declared per common share	$0.085	$0.085

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Asset Quality Analysis (Unaudited)

	Three Months Ended
	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011	Mar 31, 2011
	(Dollars in Thousands)
NON-PERFORMING ASSETS:

Non-accrual loans:
Commercial real estate mortgage	$-	$-	$-	$-	$-
Multi-family mortgage	2,635	1,380	1,373	1,376	964
Construction	-	-	-	-	2,475
Total commercial real estate	2,635	1,380	1,373	1,376	3,439

Commercial	2,146	-	-	-	-
Equipment financing	1,226	1,925	1,892	1,757	1,390
Condominium association	13	15	17	-	-
Total commercial loans	3,385	1,940	1,909	1,757	1,390

Indirect automobile	26	111	59	117	83

Home equity	299	98	98	98	25
Residential mortgage	2,999	1,327	1,330	1,381	1,342
Other consumer	10	10	11	9	9
Total consumer loans	3,308	1,435	1,439	1,488	1,376

Acquired loans	2,647	2,664	2,757	3,167	3,235
Total non-accrual loans	12,001	7,530	7,537	7,905	9,523

Repossessed vehicles	403	389	558	461	528
Repossessed equipment	37	32	129	192	309
Other real estate owned	2,207	845	2,262	3,216	427

Total non-performing assets	$14,648	$8,796	$10,486	$11,774	$10,787

Restructured loans on accrual	$6,692	$5,205	$3,456	$4,905	$5,138

Non-accrual loans as a percent of total loans	0.30%	0.28%	0.28%	0.31%	0.38%
Non-performing assets as a percent of total assets	0.30%	0.27%	0.33%	0.38%	0.35%

PROVISION AND ALLOWANCE FOR LOAN AND LEASE LOSSES:

Balance at beginning of period	$31,703	$31,128	$30,847	$30,048	$29,695
Provision for credit losses	3,247	842	891	1,170	1,059
Charge-offs	(788)	(533)	(792)	(606)	(966)
Recoveries	266	266	182	235	260
Net charge-offs	(522)	(267)	(610)	(371)	(706)
Balance at end of period	$34,428	$31,703	$31,128	$30,847	$30,048

Allowance for loan and lease losses as a percent of total loans and leases	0.87%	1.17%	1.17%	1.19%	1.19%

NET CHARGE-OFFS:

Commercial real estate	$(40)	$-	$30	$-	$-
Commercial	263	(18)	132	79	250
Auto	292	278	448	292	457
Consumer	7	7	-	-	(1)
Total net charge-offs	$522	$267	$610	$371	$706

Net charge-offs to average loans and leases (annualized)	0.05%	0.04%	0.09%	0.06%	0.12%

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Average Yields / Costs

	Three Months Ended
	March 31, 2012			March 31, 2011
	Average		Average	Average		Average
	balance	Interest (1)	yield/cost	balance	Interest (1)	yield/cost
	(Dollars in Thousands)
Assets
Interest-earning assets:
Short-term investments	$50,810	$27	0.21%	$55,183	$24	0.18%
Debt securities (2)	517,843	3,237	2.50	306,773	1,763	2.30
Equity securities (2)	55,943	108	0.78	37,907	41	0.43
Commercial real estate loans (3)	1,829,834	23,468	5.67	1,056,836	14,065	5.23
Commercial and industrial loans (3)	393,669	6,384	5.29	151,300	1,779	4.77
Equipment financing loans (3)	341,801	4,960	5.80	209,590	4,390	8.49
Indirect automobile loans (3)	574,926	6,247	4.37	560,097	7,209	5.22
Residential mortgage loans (3)	491,012	5,544	4.52	294,899	3,308	4.55
Other consumer loans (3)	273,561	3,040	6.29	80,366	874	4.41
Total interest-earning assets	4,529,398	53,015	4.91%	2,752,951	33,453	4.85%
Allowance for loan losses	(38,294)			(29,779)
Non-interest earning assets	370,481			118,056
Total assets	$4,861,586			$2,841,228

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
NOW accounts	$179,086	$53	0.12%	$122,998	47	0.15%
Savings accounts	511,147	498	0.39	133,340	218	0.66
Money market savings accounts	1,143,545	2,152	0.76	721,808	1,724	0.97
Certificates of deposit	1,078,276	2,813	1.05	804,196	2,906	1.47
Total deposits (4)	2,912,054	5,517	0.76	1,782,342	4,895	1.11
Federal Home Loan Bank advances	705,135	3,671	2.09	389,302	2,568	2.64
Other borrowings	58,765	169	1.16	8,667	40	1.85
Total interest-bearing liabilities	3,675,955	9,357	1.02%	2,180,311	7,503	1.40%
Non-interest-bearing demand checking accounts (4)	509,522			135,410
Other liabilities	40,676			25,753
Total liabilities	4,226,153			2,341,474
Brookline Bancorp, Inc. stockholders’ equity	631,871			497,112
Noncontrolling interest in subsidiary	3,562			2,642
Total liabilities and equity	$4,861,586			$2,841,228
Net interest income (tax equivalent basis)/interest rate spread (5)		43,657	3.88%		25,950	3.45%
Less adjustment of tax exempt income		24			10
Net interest income		$43,634			$25,940
Net interest margin (6)			4.08%			3.74%

(1) Tax exempt income on debt securities, equity securities and revenue bonds included in commercial real estate loans is included on a tax equivalent basis.

(2) Average balances include unrealized gains (losses) on securities available for sale. Equity securities include marketable equity securities and restricted equity securities. Dividend payments may not be consistent and average yield on equity securities may vary from month to month.

(3) Loans on non-accrual status are included in the average balances.

(4) Including non-interest-bearing checking accounts, the average interest rate on total deposits was 0.89% and 1.02% in the three months ended March 31, 2012 and March 31, 2011, respectively.

(5) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.

(6) Net interest margin represents net interest income (tax equivalent basis) divided by average interest-earning assets.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Average Yields / Costs

	Three Months Ended
	March 31, 2012			December 31, 2011
	Average		Average	Average		Average
	balance	Interest (1)	yield/cost	balance	Interest (1)	yield/cost
	(Dollars in Thousands)
Assets
Interest-earning assets:
Short-term investments	$50,810	$27	0.21%	$73,791	$28	0.15%
Debt securities (2)	517,843	3,237	2.50	231,661	1,307	2.26
Equity securities (2)	55,943	108	0.78	40,137	64	0.63
Commercial real estate loans (3)	1,829,834	23,468	5.67	1,240,063	16,296	5.26
Commercial and industrial loans (3)	393,669	6,384	5.29	198,000	2,389	4.81
Equipment financing (3)	341,801	4,960	5.80	238,290	4,652	7.81
Indirect automobile loans (3)	574,926	6,247	4.37	573,102	6,722	4.65
Residential mortgage loans (3)	491,012	5,544	4.52	346,244	3,696	4.27
Other consumer loans (3)	273,561	3,040	6.29	79,924	800	3.98
Total interest-earning assets	4,529,398	53,015	4.91%	3,021,211	35,954	4.75%
Allowance for loan losses	(38,294)			(31,230)
Non-interest earning assets	370,481			195,477
Total assets	$4,861,586			$3,185,458

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
NOW accounts	$179,086	$53	0.12%	$111,798	50	0.18%
Savings accounts	511,147	498	0.39	165,619	208	0.50
Money market savings accounts	1,143,545	2,152	0.76	917,712	1,960	0.85
Certificates of deposit	1,078,276	2,813	1.05	806,158	2,536	1.25
Total deposits (4)	2,912,054	5,517	0.76	2,001,287	4,754	0.94
Federal Home Loan Bank advances	705,135	3,671	2.09	420,874	2,602	2.45
Other borrowings	58,765	169	1.16	6,206	12	0.75
Total interest-bearing liabilities	3,675,955	9,357	1.02%	2,428,367	7,367	1.20%
Non-interest-bearing demand checking accounts (4)	509,522			223,359
Other liabilities	40,676			25,955
Total liabilities	4,226,153			2,677,682
Brookline Bancorp, Inc. stockholders’ equity	631,871			504,511
Noncontrolling interest in subsidiary	3,562			3,265
Total liabilities and equity	$4,861,586			$3,185,458
Net interest income (tax equivalent basis)/interest rate spread (5)		43,657	3.88%		28,586	3.55%
Less adjustment of tax exempt income		24			73
Net interest income		$43,634			$28,514
Net interest margin (6)			4.08%			3.78%

(1) Tax exempt income on debt securities, equity securities and revenue bonds included in commercial real estate loans is included on a tax equivalent basis.

(2) Average balances include unrealized gains (losses) on securities available for sale. Equity securities include marketable equity securities and restricted equity securities. Dividend payments may not be consistent and average yield on equity securities may vary from month to month.

(3) Loans on non-accrual status are included in the average balances.

(4) Including non-interest-bearing checking accounts, the average interest rate on total deposits was 0.89% and 0.86% in the three months ended March 31, 2012 and December 31, 2011, respectively.

(5) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.

(6) Net interest margin represents net interest income (tax equivalent basis) divided by average interest-earning assets.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Non-GAAP Financial Information

	Three Months Ended March 31,
	2012	2011
Reconciliation Table - Non-GAAP Financial Information	(In Thousands Except Per Share Data)

Net income attributable to Brookline Bancorp, Inc.	$6,349	$7,267
Add:
Merger related expenses (after-tax)	3,972	-
Net earnings from operations	$10,321	$7,267

Earnings per common share:
Basic	$0.15	$0.12
Diluted	$0.15	$0.12

Weighted average common shares outstanding during the period:
Basic	69,664,619	58,611,488
Diluted	69,665,873	58,618,309

Brookline Bancorp, Inc. stockholders’ equity	$597,531	$497,582
Less:
Goodwill	138,914	46,854
Indentified intangible assets	25,849	5,569
Tangible stockholder's equity	$432,768	$445,159

Common stock issued	75,585,504	64,445,389
Less:
Treasury shares	5,373,733	5,373,733
Number of shares outstanding at end of year	70,211,771	59,071,656

Tangible book value per common share	$6.16	$7.54

	At or for the Three Months Ended
	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011	Mar 31, 2011
	(Dollars in Thousands)

Brookline Bancorp, Inc. stockholders’ equity	$597,531	$503,602	$501,890	$501,077	$497,582
Less:
Goodwill	138,914	45,799	46,203	45,966	46,854
Indentified intangible assets	25,849	5,214	5,591	6,034	5,569
Tangible stockholder's equity	432,768	452,589	450,096	449,077	445,159

Total assets	4,877,124	3,299,013	3,157,498	3,114,582	3,057,772
Less:
Goodwill	138,914	45,799	46,203	45,966	46,854
Indentified intangible assets	25,849	5,214	5,591	6,034	5,569
Tangible assets	$4,712,361	$3,248,000	$3,105,704	$3,062,582	$3,005,349

Tangible stockholders’ equity to tangible assets	9.18%	13.93%	14.49%	14.66%	14.81%

CONTACT:
Brookline Bancorp, Inc.
Julie A. Gerschick, 617-278-6406
Chief Financial Officer and Treasurer
jgerschick@brkl.com